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                                                                   EXHIBIT 10(C)

                               AMENDMENT NO. 5
                                   TO THE
                                  H&R BLOCK
                  DEFERRED COMPENSATION PLAN FOR DIRECTORS


     H&R BLOCK, INC. (the "Company") adopted the H&R Block Deferred Compensation Plan for Directors (the "Plan") effective as of August 1, 1987. The Company amended said Plan by Amendment No. 1 effective May 1, 1995; by Amendment No. 2 effective December 11, 1996; by Amendment No. 3 effective May 1, 1997; and by Amendment No. 4 effective January 1, 1998. The Company continues to retain the right to amend the Plan pursuant to action by the Company's Board of Directors. The Company hereby exercises that right. This Amendment No. 5 is effective as of March 1, 1998, except for the provisions in Paragraph 3, which are effective as of April 1, 1998.

                                   AMENDMENT

     1. The first sentence of the introductory paragraph of the Plan is replaced with the following new sentence:

           "H&R Block, Inc. (the "Company") hereby establishes, effective September 1, 1987, a nonqualified deferred compensation plan for the benefit of specified Directors of the Company and such other entities as may be designated by the Company from time to time."

     2. Section 2.1.15 of the Plan, as previously amended, is further amended by inserting the phrase "Option One Mortgage Corporation," immediately after the phrase "Block Financial Corporation," therein.

     3. Section 4.1 of the Plan, as previously amended, is further amended by replacing the phrase "the following calendar month" in subsection (c)(ii) thereof with the phrase "that month".

     4. Section 6.2.3 of the Plan, as previously amended, is further amended by replacing it with the following new Section 6.2.3:

                "6.2.3 The amount of each level payment for the Initial
           Payment Period, if any, shall be calculated using the balance in the Account as of the beginning of the Initial Payment Period and amortizing such balance over the remaining Overall Payment Period using an assumed interest rate equal to the rate of one-year United States Treasury notes, said rate to be determined once each Plan Year and to be the rate in effect as of the September 30 immediately preceding the payment period to which it applies, as published by Solomon Brothers, Inc., or any successor thereto, or as determined by the Chief Financial Officer of the Company (the "Assumed Interest Rate"). The amount of each level payment for each Calendar Year Payment Period shall be calculated by taking the balance in the Account as of November 30 of the calendar year immediately prior to such Calendar Year Payment Period, subtracting the benefit payments made during the portion of such calendar year following November 30, and amortizing the difference over the remaining Overall Payment Period using the Assumed Interest Rate. The amount of each level

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           payment for the Remainder Payment Period, if any, shall be calculated by taking the balance in the Account as of November 30 of the calendar year immediately prior to the Remainder Payment Period, subtracting the benefit payments made during the portion of such calendar year following November 30, and amortizing the difference over the Remainder Payment Period using an assumed interest rate of zero percent (0%) per annum. If the actual crediting rate for the Remainder Payment Period is more than zero percent, the additional gain resulting from the difference shall be paid to the Participant in a single payment within six months after the last day of the Remainder Payment Period."

     5. Section 6.2.6 of the Plan, as previously amended, is furtheramended by replacing the phrase "Section 6.2.4" with the phrase "Section 6.2.3".

     6. Section 6.2.4 of the Plan is deleted and Sections 6.2.5 and 6.2.6 are redesignated as Sections 6.2.4 and 6.2.5, respectively.

     7.    Section 9.1 of the Plan, as previously amended, is further amended
(i) by replacing the phrases "Section 6.2.6" with the phrase "Section 6.2.5"; and (ii) by replacing the phrase "Section 6.2.4" with the phrase "Section 6.2.3".

     8. Except as modified in this Amendment No. 5, the Plan, as previously amended, shall remain in full force and effect, including the Company's right to amend or terminate the Plan as set forth in Article 9 of the Plan.


                                   H&R BLOCK, INC.



                                   By:   /s/ Frank L. Salizzoni
                                        ----------------------------------------

                                   Its:  President and Chief Executive Officer
                                        ----------------------------------------



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